Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ovintiv Inc. of our report dated December 18, 2024 relating to the statement of revenues and expenses for the Karr, Wapiti and Zama Properties of Paramount Resources Ltd. which appears in the Form 8-K/A of Ovintiv Inc. filed with the United States Securities and Exchange Commission on February 4, 2025.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Calgary, Alberta, Canada

May 12, 2025